Exhibit 99.1

Raven Industries Reports Fourth Quarter Fiscal 2021 Results
Sioux Falls, S.D. - March 22, 2021 - Raven Industries, Inc. (the Company;NASDAQ:RAVN) today reported financial results for the fourth quarter that ended January 31, 2021.
Fourth Quarter Fiscal 2021 Noteworthy Items:
•Net sales in Applied Technology increased 6 percent versus the prior year on a reported basis;
•Company invested $4.4 million, or $0.09 per share after-tax, primarily in research and development activities, to advance Raven Autonomy™;
•Both Applied Technology and Engineered Films generated strong customer order activity as the divisions' industry-leading technology and improving market conditions have led to rising demand;
•Aerostar continued its development and demonstration of the mission performance of its Thunderhead Balloon Systems while achieving a flight duration record of 94 days;
•Net sales in Aerostar declined 20 percent versus the prior year driven by timing of government contracts creating fluctuations in the quarterly results for the division;
•Engineered Films' net sales declined 13 percent versus the prior year as the division's end-markets continued to face economic challenges resulting from the global pandemic;
•Applied Technology began accepting pre-orders for its first commercially-available Driverless Ag Technology, AutoCart®, and established a new Raven Canada headquarters, further advancing Raven Autonomy™;
•Alphabet announced that Loon would be wound down as a company, completing a successful multi-year project in which Aerostar substantially advanced the technology, flight durations and capabilities of stratospheric balloon systems.

Fiscal 2021 Noteworthy Items:
•In response to the pandemic, the Company focused on team member safety and four priorities: uphold the Raven Way, emphasize cash flow, protect the core business and aggressively invest in Raven Autonomy™;
•Net sales in Applied Technology increased 13 percent versus the prior year, driven by growth in the OEM channel, through leveraging its industry-leading technology portfolio;
•Company invested $16.8 million, or $0.36 per share after-tax, in research and development and selling activities to advance Raven Autonomy™ for future growth;
•Applied Technology released enhancements for its VSN® Visual Guidance System which continued to advance the technology further along the autonomous ag technology continuum;
•Company generated $55 million of net cash flow from operating activities, led by the improvement in working capital;
•Engineered Films' end-markets faced significant economic challenges resulting from the global pandemic, leading to a 25 percent decline in revenue compared to the prior year;
•Engineered Films completed the delivery of a $4.8 million contract award from the Federal Emergency Management Agency (FEMA) to supply film-based medical supplies to aid in the pandemic response;
•Aerostar released HiPointer 100, a coherent radar system that increases persistent surveillance capabilities and enhances total situational awareness from a diverse set of manned and unmanned platforms;
•Company acquired full voting control of DOT Technology Corp. (DOT®), enabling an acceleration in the development of the Dot® platform;
•Company reallocated capital to boldly invest in its strategic platforms for growth, indefinitely suspending its quarterly cash dividend;
•Company announced executive leadership changes to accelerate execution of its growth strategy and to further position itself for long-term success.

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

Fourth Quarter Results:
Consolidated net sales for the fourth quarter of fiscal 2021 were $80.1 million, down 6.6 percent versus the fourth quarter of fiscal 2020. Applied Technology generated growth in both the OEM and aftermarket channels, which was more than offset by declines in Engineered Films and Aerostar. Improved end-market fundamentals drove strong growth for Applied Technology's best-in-class ag technology solutions. In Engineered Films, the division's end-markets continued to face challenges related to the pandemic, resulting in lower sales volume. Aerostar was impacted by unfavorable timing of government contracts, leading to a year-over-year decline in revenue.

Net income for the fourth quarter of fiscal 2021 was $0.3 million, or $0.01 per diluted share, compared to $3.3 million, or $0.09 per diluted share, in last year's fourth quarter. The Company's investment in Raven Autonomy™ reduced net income attributable to Raven by $3.4 million, or $0.09 per diluted share, in the fourth quarter of fiscal 2021 compared to $2.3 million, or $0.06 per diluted share, in the prior year.

Balance Sheet and Cash Flow:
At the end of the fourth quarter of fiscal 2021, cash and cash equivalents totaled $32.9 million, decreasing $5.3 million versus the previous quarter. The sequential decrease in cash was led by capital expenditures and an increase in working capital as the Company prepares to fulfill increased order activity in Applied Technology and Engineered Films. Total liquidity4 at the end of the fourth quarter totaled $132.9 million. For fiscal 2021, the Company generated strong cash flows despite pandemic related challenges, while acquiring the remaining voting control of DOT® and aggressively investing in Raven Autonomy™.

Applied Technology Division:
Net sales for Applied Technology in the fourth quarter of fiscal 2021 were $34.9 million, increasing $2.0 million or 6.0 percent versus the fourth quarter of the prior year. The year-over-year sales growth was driven by increased volumes in both the OEM and aftermarket channels as improving commodity prices and growing optimism within the ag market resulted in a rise in demand.

Division operating income in the fourth quarter of fiscal 2021 was $5.2 million, down $0.3 million or 6.0 percent versus the fourth quarter of fiscal 2020. Included in the results was investment in research and development and selling expenses to advance Raven Autonomy™ of $4.4 million on a pre-tax basis, an increase of $1.6 million versus the prior year. The underlying profitability of Applied Technology before the impact of strategic investments continues to be very strong as the division delivers the next advancements in ag technology.

Engineered Films Division:
Net sales for Engineered Films in the fourth quarter of fiscal 2021 were $34.5 million, down $5.0 million or 12.7 percent year-over-year. The division generated year-over-year sales growth across its agriculture, construction and industrial markets as demand for its highly engineered products increased versus the prior year. The growth in these markets was more than offset by the decline in the geomembrane market (including the energy sub-market) as rig counts in the Permian basin were down over 50 percent versus the prior year. However, rig counts and
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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

commodity prices continued to recover throughout the quarter, leading to a quarter-over-quarter improvement in net sales within the energy sub-market.
Division operating income in the fourth quarter of fiscal 2021 was $2.4 million, down $1.4 million or 36.6 percent versus the fourth quarter of fiscal 2020. The year-over-year decline was driven by lower sales volume and the corresponding negative operating leverage, unfavorable product mix and rising input costs.

Aerostar Division:
Net sales for Aerostar in the fourth quarter of fiscal 2021 were $10.7 million, down $2.7 million or 20.0 percent versus the fourth quarter of fiscal 2020. The year-over-year decline in net sales was primarily driven by a $2.3 million decrease in aerostat revenue as the division completed the delivery on its current aerostat contract in the prior quarter. When examining Aerostar's financial performance, it is beneficial to analyze the division over a longer period of time, such as twelve months, as inconsistent timing of government contracts can result in revenue fluctuations.

The division generated an operating loss of $0.4 million in the fourth quarter of fiscal 2021, down $1.6 million versus the fourth quarter of fiscal 2020. The year-over-year decline in operating income was driven by lower sales volume and associated negative operating leverage along with continued investment in research and development to advance Thunderhead Balloon Systems.

Update on Strategic Platforms for Growth:
In the fourth quarter, the Company hit key milestones for Raven Autonomy™ by launching pre-orders for AutoCart®, and establishing a new Raven Canada headquarters. AutoCart® is the first commercially available Driverless Ag Technology and represents the initial use case for the Company's versatile autonomous technology stack. This technology showcases the Company's leadership position in the industry and will be available to the market for use in the calendar 2021 harvest season. For the Dot® Power Platform, the Company conducted extensive field validation and testing activities, meeting critical milestones for performance, covered acres and run-time. Key findings and progress related to the powertrain and spraying and spreading applications support the Company's planned commercial release of Dot®, for select applications, in fiscal year 2022.

The milestones achieved in fiscal year 2021 for Raven Autonomy™ are significant steps as the Company further evolves its technology along the autonomous agriculture continuum and sets the foundation for commercialization of both AutoCart® and Dot® in fiscal 2022. In conjunction with the commercialization of these products, the Company intends to complete a rebrand of its Raven Autonomy™ product lines. Looking forward, the Company is focused on executing its strategy of providing incremental solutions leveraging its technology stack while also pursuing intermediate and long-term opportunities through autonomous ag platforms and technology. These advances will improve the future of ag equipment to address market demands of greater efficiency, climate changes and capital requirements.

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

In Raven Composites™, Engineered Films continues to advance its technology and capabilities as it pushes toward delivering solutions that combine industry-leading, high-value films on rigid composites. In the fourth quarter, the Company continued to expand its composites operations and completed the installation of its research and development equipment in Waynesboro, Virginia. Additionally, the Company is actively pursuing acquisition opportunities to supplement its Raven Composites™ platform for growth.

Aerostar continues to boldly invest in developing the capabilities to advance the technology of its Thunderhead Balloon Systems. In the fourth quarter, Thunderhead set another record by achieving 94 days in flight for a single balloon, with much of the flight navigating autonomously. The opportunities within the Department of Defense and other government agencies are substantial, and as the undisputed technology leader, Aerostar is well-positioned to capitalize on the opportunities that lie ahead.

Supplemental Raven Autonomy™ Financial Information:
The financial impact of Raven Autonomy™ for fiscal years 2021 and 2020 was as follows:

Financial Impact of Raven Autonomy™
	Increase (Decrease)
(dollars in millions, except per share amounts)	Three Months Ended January 31, 2021	Twelve Months Ended January 31, 2021	Three Months Ended January 31, 2020
Net sales	$—	$0.9	$—
Gross profit	(0.2)	(0.4)	—
Applied Technology Operating income	(4.4)	(16.6)	(2.8)
Consolidated Operating income	(4.4)	(16.8)	(3.2)
Consolidated EBITDA[3]	(3.9)	(15.6)	(2.6)
Net income attributable to Raven Industries, Inc.	(3.4)	(12.9)	(2.3)

Net income per common share - Diluted	$(0.09)	$(0.36)	$(0.06)

Fiscal 2021 Results:
Consolidated net sales for fiscal 2021 were $348.4 million, down 8.9 percent versus fiscal 2020. Net sales growth in Applied Technology was more than offset by declines in both Engineered Films and Aerostar. The year-over-year growth in Applied Technology was driven by increased volumes to OEMs, including last-time buy activity1. In Engineered Films, the division's end-markets were significantly affected by the global pandemic, resulting in a decline in demand throughout the fiscal year. The year-over-year decline in revenue for Aerostar was primarily driven by pandemic related travel restrictions enacted by the Department of Defense.

Consolidated operating income for fiscal 2021 was $19.7 million, down $20.2 million or 50.8 percent, versus $39.9 million in fiscal 2020. The year-over-year decline was primarily driven by increased investment in Raven Autonomy™, totaling $16.8 million in fiscal 2021, compared to $3.2 million in the prior year. Lower sales volume and corresponding negative operating leverage in Engineered Films and Aerostar also contributed to the
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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

decline in operating income, partially offset by increased sales volume in Applied Technology. Prior year operating income included a pre-tax gain of $1.9 million on the sale of an Applied Technology facility in Austin, Texas.

Net income attributable to Raven for fiscal 2021 was $18.9 million, or $0.52 per diluted share, versus net income attributable to Raven of $35.2 million, or $0.97 per diluted share, in fiscal 2020.

In fiscal 2021, net income attributable to Raven included the following significant items:
•The investment in Raven Autonomy™ of $16.8 million ($12.9 million after-tax, or $0.36 per diluted share);
•Project Atlas (ERP investment) related expenses of $2.1 million ($1.7 million after-tax, or $0.05 per diluted share).

In fiscal 2020, net income attributable to Raven included the following significant items:
•The investment in Raven Autonomy™ of $3.2 million ($2.3 million after-tax, or $0.06 per diluted share);
•Project Atlas related expenses of $2.7 million ($2.1 million after-tax, or $0.06 per diluted share);
•Gain on the sale of an Applied Technology facility in Austin, Texas of $1.9 million ($1.5 million after-tax, or $0.04 per diluted share).

Fiscal 2022 Outlook:
"In fiscal 2021, we made key advances across our company and through our strategic platforms for growth," said Dan Rykhus, President and CEO. "In response to the pandemic, we identified four priorities for the year that included upholding the Raven Way, emphasizing cash flow from operations, protecting the core business and aggressively investing in Raven Autonomy™. Looking back on the year, I am proud of our team's ability to achieve these goals while managing our business through adverse economic conditions, supply chain constraints and changing our production processes to ensure the health and well-being of our team members. As we enter a new year, I have confidence that the lessons we have learned from these challenges will help our team drive growth in fiscal 2022 and beyond.

"In fiscal 2022, Applied Technology is expected to drive growth in revenue as the division leverages its industry-leading product portfolio and customer relationships. Order activity strengthened in the fourth quarter of fiscal 2021 and is building momentum through the first quarter of fiscal 2022. In addition, we are seeing strength in the agriculture industry as increasing commodity prices have created optimism in the ag market for the first time in nearly a decade. In Raven Autonomy™, we expect to deliver AutoCart® systems in advance of the fall harvest and commercialize the Dot® Power Platform. We will continue to aggressively invest in Raven Autonomy™ as we build the foundation for a step-change in long-term growth.

"In Engineered Films, we have experienced improving conditions over the past few months. Overall, we expect to achieve market share gains and for end-market conditions to continue to improve as the year progresses, driving meaningful year-over-year revenue growth. In fiscal 2022, we are also focused on completing an acquisition to supplement the strategy within Engineered Films of delivering high-value films and composites.

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

"In Aerostar, I am very proud of all we have achieved over the last eight years as Alphabet's design partner for Loon. The relationship helped deliver connectivity to rural areas of the world, but it also advanced Raven's stratospheric platform technological capabilities. Looking forward, we remain focused on bringing our stratospheric balloon platform to U.S. government agencies, providing a proprietary solution for a variety of applications. We have achieved key milestones in recent months, and momentum surrounding our technology continues to grow. In fiscal 2022, the division expects to continue to develop the capabilities of its stratospheric and radar technology while executing on government contracts.

"Fiscal 2022 will be an exciting year for our company as we build out each of our strategic platforms for growth while leveraging the strength of our underlying businesses. Substantial order activity and improving market fundamentals provide confidence in our ability to drive strong year-over-year growth in Applied Technology and Engineered Films. As we execute on these opportunities, we will remain focused on aggressively investing to advance Raven Autonomy™, Raven Composites™ and Raven Thunderhead while making significant progress on our multi-year plan to drive a step-change in our long-term growth," concluded Rykhus.

Regulation G:
The information presented in this earnings release regarding consolidated and segment earnings before interest, taxes, depreciation, and amortization (EBITDA), do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Additionally, management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) provides innovative, high-value products and systems that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and aerospace and defense solutions, and the company's groundbreaking work in autonomous systems is unlocking new possibilities in areas like farming, national defense, and scientific research. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," "should," "estimate," "predict," "project," "would," and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans, and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Jared Stearns
Investor Relations Manager
Raven Industries, Inc.
+1(605) 336-2750
Source: Raven Industries, Inc.
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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2021	2020	Fav (Un) Change	2021	2020	Fav (Un) Change
Net sales	$80,077	$85,761	(6.6)%	$348,359	$382,530	(8.9)%
Cost of sales	55,398	58,722		230,557	258,783
Gross profit	24,679	27,039	(8.7)%	117,802	123,747	(4.8)%
Gross profit percentage	30.8%	31.5%		33.8%	32.3%

Research and development expenses	10,832	9,558		43,094	31,558
Selling, general, and administrative expenses	13,569	14,565		55,057	52,250
Operating income	278	2,916	(90.5)%	19,651	39,939	(50.8)%
Operating income percentage	0.3%	3.4%		5.6%	10.4%

Other income (expense), net	38	(303)		(476)	95
Income before income taxes	316	2,613	(87.9)%	19,175	40,034	(52.1)%

Income tax expense (benefit)	34	(91)		397	5,421
Net income	282	2,704	(89.6)%	18,778	34,613	(45.7)%

Net loss attributable to the noncontrolling interest	—	(582)		(98)	(583)

Net income attributable to Raven Industries, Inc.	$282	$3,286	(91.4)%	$18,876	$35,196	(46.4)%

Net income per common share:
- Basic	$0.01	$0.09	(88.9)%	$0.52	$0.98	(46.9)%
- Diluted	$0.01	$0.09	(88.9)%	$0.52	$0.97	(46.4)%

Weighted average common shares:
- Basic	36,017	35,893		35,986	35,984
- Diluted	36,246	36,099		36,150	36,216

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31	January 31
	2021	2020
ASSETS
Cash and cash equivalents	$32,938	$20,707
Accounts receivable, net	48,669	62,552
Inventories, net	52,703	53,899
Other current assets	5,776	5,436
Total current assets	140,086	142,594

Property, plant and equipment, net	106,007	100,850
Goodwill	107,677	106,509
Intangible assets, net	44,585	46,217
Other assets	11,016	7,087
TOTAL ASSETS	$409,371	$403,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$18,639	$14,893
Accrued and other liabilities	33,399	23,030
Total current liabilities	52,038	37,923

Long-term debt	1,981	225
Other liabilities	23,997	29,161
Total liabilities	78,016	67,309

Redeemable noncontrolling interest	—	21,302

Shareholders' equity	331,355	314,646
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$409,371	$403,257

Net Working Capital and Net Working Capital Percentage[2]
Accounts receivable, net	$48,669	$62,552
Plus: Inventories, net	52,703	53,899
Less: Accounts payable	18,639	14,893
Net working capital[2]	$82,733	$101,558

Annualized net sales	$320,308	$343,044
Net working capital percentage[2]	25.8%	29.6%

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net income	$18,778	$34,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,421	16,241
Other operating activities, net	19,273	4,018
Net cash provided by operating activities	55,472	54,872

Cash flows from investing activities:
Capital expenditures	(16,147)	(8,560)
Payments related to business acquisitions	—	(53,317)
Proceeds from sale or maturities of investments	587	1,170
Purchases of investments	(289)	(1,118)
Proceeds from sale of assets	251	3,459
Other investing activities, net	(315)	(243)
Net cash used in investing activities	(15,913)	(58,609)

Cash flows from financing activities:
Dividends paid	(9,318)	(18,650)
Payments for common shares repurchased	—	(10,781)
Proceeds from debt	51,685	33,593
Repayments of debt	(50,000)	(39,762)
Payments for redeemable noncontrolling interest	(17,853)	—
Payment of acquisition-related contingent liabilities	—	(1,306)
Other financing activities, net	(1,645)	(3,981)
Net cash used in financing activities	(27,131)	(40,887)

Effect of exchange rate changes on cash	(197)	(456)

Net increase (decrease) in cash and cash equivalents	12,231	(45,080)
Cash and cash equivalents at beginning of period	20,707	65,787
Cash and cash equivalents at end of period	$32,938	$20,707

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME (LOSS) BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2021	2020	Fav (Un) Change	2021	2020	Fav (Un) Change
Net sales
Applied Technology	$34,851	$32,864	6.0%	$147,198	$130,460	12.8%
Engineered Films	34,506	39,505	(12.7)%	147,921	197,719	(25.2)%
Aerostar	10,717	13,403	(20.0)%	53,343	54,443	(2.0)%
Intersegment eliminations	3	(11)		(103)	(92)
Consolidated net sales	$80,077	$85,761	(6.6)%	$348,359	$382,530	(8.9)%

Operating income (loss)
Applied Technology	$5,221	$5,552	(6.0)%	$26,468	$30,672	(13.7)%
Engineered Films	2,350	3,708	(36.6)%	15,743	28,695	(45.1)%
Aerostar	(422)	1,170	(136.1)%	4,399	8,597	(48.8)%
Intersegment eliminations	12	10		72	—
Total segment income	$7,161	$10,440	(31.4)%	$46,682	$67,964	(31.3)%
Corporate expenses	(6,883)	(7,524)	8.5%	(27,031)	(28,025)	3.5%
Consolidated operating income	$278	$2,916	(90.5)%	$19,651	$39,939	(50.8)%

Operating income (loss) percentages
Applied Technology	15.0%	16.9%	(190)bps	18.0%	23.5%	(550)bps
Engineered Films	6.8%	9.4%	(260)bps	10.6%	14.5%	(390)bps
Aerostar	(3.9)%	8.7%	(1260)bps	8.2%	15.8%	(760)bps
Consolidated operating income	0.3%	3.4%	(310)bps	5.6%	10.4%	(480)bps

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Raven Industries Fourth Quarter 2021 Results
March 22, 2021

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[3]
(Dollars in thousands) (Unaudited)
	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
	2021	2020	Change	2021	2020	Change
Applied Technology
Reported Operating income	$5,221	$5,552	(6.0)%	$26,468	$30,672	(13.7)%
Plus: Depreciation and amortization	1,437	1,039	38.3%	5,093	3,995	27.5%
ATD EBITDA	$6,658	$6,591	1.0%	$31,561	$34,667	(9.0)%
ATD EBITDA % of Net Sales	19.1%	20.1%		21.4%	26.7%

Engineered Films
Reported Operating income	$2,350	$3,708	(36.6)%	$15,743	$28,695	(45.1)%
Plus: Depreciation and amortization	2,500	2,397	4.3%	9,719	9,518	2.1%
EFD EBITDA	$4,850	$6,105	(20.6)%	$25,462	$38,213	(33.4)%
EFD EBITDA % of Net Sales	14.1%	15.5%		17.2%	19.3%

Aerostar
Reported Operating income (loss)	$(422)	$1,170	(136.1)%	$4,399	$8,597	(48.8)%
Plus: Depreciation and amortization	299	253	18.2%	1,065	933	14.1%
Aerostar EBITDA	$(123)	$1,423	(108.6)%	$5,464	$9,530	(42.7)%
Aerostar EBITDA % of Net Sales	(1.1)%	10.6%		10.2%	17.6%

Consolidated
Net income attributable to Raven Industries Inc.	$282	$3,286	(91.4)%	$18,876	$35,196	(46.4)%
Interest (income) expense, net	102	35		485	(609)
Income tax expense	34	(91)		397	5,421
Plus: Depreciation and amortization	4,592	4,117		17,421	16,241
Consolidated EBITDA	$5,010	$7,347	(31.8)%	$37,179	$56,249	(33.9)%
Consolidated EBITDA % of Net Sales	6.3%	8.6%		10.7%	14.7%

1 Last-time buy activity is the revenue associated with Applied Technology's decision to exit a non-strategic OEM relationship.
2 Net working capital is defined as accounts receivable, (net) plus inventories, (net) less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales for each respective period.
3 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest (income) expense, (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.
4 Total liquidity is defined as Cash and cash equivalents plus the available balance on the Company's revolving credit facility.

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